Exhibit 10.5

________, 2021

Ladies and Gentlemen:

Northern Star Investment Corp. II (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Corporation currently anticipates selling units in the IPO, each comprised of one share of Class A common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) and one-fifth of one warrant (“Warrant”), each whole Warrant to purchase one share of Common Stock.

The undersigned hereby commits to purchase an aggregate of 7,750,000 warrants of the Corporation (“Private Warrants”) at $1.00 per Private Warrant for an aggregate purchase price of $7,750,000 (the “Initial Purchase Price”). Additionally, if the underwriters’ over-allotment option is exercised in full or part, the undersigned will purchase up to an additional 450,000 Private Warrants at $1.50 per Private Warrant for an additional purchase price of up to $900,000 (the “Additional Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The Private Warrants will be identical to the warrants to be sold in the IPO except as described in the Corporation’s Registration Statement on Form S-1 (File No. 333-______) filed in connection with the IPO (“Registration Statement”). At least 24 hours prior to the effective date (“Effective Date”) of the Registration Statement, the undersigned will cause the Purchase Price to be delivered to Graubard Miller, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A hereto to hold in a non-interest bearing account until the Corporation consummates the IPO. The undersigned agrees that if the size of the IPO is increased or decreased for any reason, the amount of the undersigned’s investment will be either increased or decreased, as applicable, so that the undersigned’s percentage of the aggregate investment in Private Warrants made by the undersigned and other investors of the Corporation remains the same. If the size of the offering is increased, the undersigned agrees that it will deliver the purchase price for such additional Private Warrants to Counsel as set forth above or as promptly as is reasonably practicable following the increase if it is on the Effective Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the undersigned.

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Counsel shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement. If the Corporation does not complete the IPO within thirty (30) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Warrants as described above. Counsel shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Warrants will be identical to the warrants to be sold by the Corporation in the IPO, except that:

•

the Private Warrants (i) will not be redeemable by the Corporation except as described in the Corporation’s Registration Statement, and (ii) may be exercised for cash or on a cashless basis, as described in the Registration Statement, in each case so long as they are held by the undersigned or any of its permitted transferees;

•

the Private Warrants and the Common Stock issuable upon the exercise of the Private Warrants will not be transferable by the undersigned until 30 days after the consummation of a Business Combination (subject to certain exceptions as described in the Registration Statement and set forth in the warrant agreement governing the Private Warrants);

•

the Private Warrants will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Corporation and the underwriters to be filed as an exhibit to the Registration Statement; and

•

the Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter and (ii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Private Warrants for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes a legal, valid and binding obligation, and is enforceable against it.

[Signature Page Follows]

Very truly yours,

NORTHERN STAR II SPONSOR LLC

By:
Name:
Title:

Accepted and Agreed:

NORTHERN STAR INVESTMENT CORP. II

By:
Name:
Title:

GRAUBARD MILLER
(solely with respect to its obligations to hold and disburse monies for the Private Warrants)

By:
Name: Jeffrey Gallant
Title: Partner

[Signature Page to Subscription Agreement]